November 8, 2011 Nevada Gold & Casino, Inc. 50 Briar Hollow Lane, Suite 500W Houston, Texas 77027

Re:	Issuance of Shares of Common Stock under Registration Statement on Form S-3 (File No. 333-176847)

Ladies and Gentlemen:

We have acted as special counsel to Nevada Gold & Casino, Inc., a Nevada corporation (the “Company”), in connection with the issuance and sale of (i) 2,625,652 shares (the “Offered Shares”) of common stock of the Company (“Common Stock”) and (ii) warrants (the “Warrants”) to purchase up to 1,969,239 shares of Common Stock (the “Warrant Shares” and together with the Offered Shares, the “Shares”), which Shares may be sold by the Company pursuant to an effective registration statement on Form S-3, as amended, which became effective on October 24, 2011 (File No. 333-176847) (the “Registration Statement”), pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2011 (the “Prospectus”) and the amendment to the Prospectus thereto filed with the SEC on November 8, 2011, that certain Securities Purchase Agreement dated as of November 2, 2011, by and among the Company and certain purchasers named therein (the “Purchase Agreement”) and the Warrants.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records, documents and agreements we considered appropriate.  As to relevant factual matters, we have relied upon, among other things, factual representations we have received from the Company.  In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, when issued and sold in accordance with the Registration Statement, the Prospectus, the Purchase Agreement and, as applicable, the Warrants, the Shares will be validly issued, fully paid and non-assessable.

The law covered by this opinion is limited to the present principles of general corporate laws of the State of Nevada and the present federal law of the United States.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company as of the date hereof and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement.

195 Route 9 South, 2nd Floor, Manalapan, NJ 07726 Tel 732 409 1212 Fax 732 577 1188
475 Park Avenue South, 28th Fl., New York, NY 10016 Tel 646 588 5195 Fax 646 619 4494
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This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.  This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Very truly yours, /s/ Anslow & Jaclin, LLP ANSLOW & JACLIN, LLP

195 Route 9 South, 2nd Floor, Manalapan, NJ 07726 Tel 732 409 1212 Fax 732 577 1188
475 Park Avenue South, 28th Fl., New York, NY 10016 Tel 646 588 5195 Fax 646 619 4494
anslowlaw.com